Exhibit 99.4

LETTER TO CLIENTS OF BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES AND OTHER NOMINEES

Exchange of
Warrants to Acquire Shares of Common Stock
of
SAEXPLORATION HOLDINGS, INC.
for
Shares of Common Stock of SAExploration Holdings, Inc.

THE OFFER (AS DEFINED BELOW) AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON _____________, 2013, UNLESS THE OFFER IS EARLIER WITHDRAWN OR EXTENDED BY THE COMPANY. WARRANTS OF THE COMPANY TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE (AS DEFINED BELOW).

_________________, 2013

To Our Clients:

Enclosed for your consideration are the Prospectus/Offer to Exchange dated ____________, 2013 (the “Prospectus/Offer to Exchange”), and the related Letter of Transmittal (the “Letter of Transmittal”), which together set forth the offer of SAExploration Holdings, Inc. (the “Company”), a Delaware corporation formerly named Trio Merger Corp., to each holder of warrants to purchase common stock, par value $0.0001 per share, of the Company (“Warrants”), to receive one share of common stock of the Company in exchange for every ten Warrants tendered by the holder and exchanged pursuant to the offer (the “Offer”). The Offer is made solely upon the terms and conditions in the Prospectus/Offer to Exchange and in the Letter of Transmittal. The Offer will be open until _________, 2013, at 5:00 p.m., Eastern Time, unless the Offer is earlier withdrawn or extended by the Company (the period during which the Offer is open, giving effect to any withdrawal or extension, is referred to as the “Offer Period,” and the date and time at which the Offer Period ends is referred to as the “Expiration Date”).

Each Warrant holder whose Warrants are exchanged pursuant to the Offer will receive one share of common stock of the Company for every ten Warrants tendered by such holder and exchanged. Any Warrant holder that participates in the Offer may tender less than all of its Warrants for exchange.

No fractional shares of common stock of the Company will be issued pursuant to the Offer. In lieu of issuing fractional shares, any holder of Warrants who would otherwise have been entitled to receive fractional shares pursuant to the Offer will, after aggregating all such fractional shares of such holder, be paid cash (without interest) in an amount equal to such fractional part of a share multiplied by the last sale price of a share of common stock of the Company on the Nasdaq Global Market on the last trading day of the Offer Period.

Warrants not exchanged for shares of common stock of the Company pursuant to the Offer will remain outstanding subject to their current terms, including any such terms permitting the Company to redeem such Warrants prior to their expiration.

THE OFFER IS NOT MADE TO THOSE HOLDERS WHO RESIDE IN STATES OR OTHER JURISDICTIONS WHERE AN OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL.

Please follow the instructions in this document and the related documents, including the accompanying Letter of Transmittal, to cause your Warrants to be tendered for exchange pursuant to the Offer.

On the terms and subject to the conditions of the Offer, the Company will allow the exchange of all Warrants properly tendered before the Expiration Date and not properly withdrawn, at an exchange rate of one share of common stock of the Company for every ten Warrants so tendered.

We are the owner of record of Warrants held for your account. As such, only we can exchange and tender your Warrants, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information only; you cannot use it to exchange and tender Warrants we hold for your account.

Please instruct us as to whether you wish us to tender for exchange any or all of the Warrants we hold for your account, on the terms and subject to the conditions of the Offer.

Please note the following:

1.	Your Warrants may be exchanged at the exchange rate of one share of common stock of the Company for every ten of your Warrants properly tendered for exchange.

2.	The Offer is made solely upon the terms and conditions set forth in the Prospectus/Offer to Exchange and in the Letter of Transmittal. In particular, please see “The Offer–General Terms–Conditions to the Offer” in the Prospectus/Offer to Exchange.

3.	The Offer and withdrawal rights will expire at 5:00 p.m., Eastern Time, on _______, 2013, unless the Offer is earlier withdrawn or extended by the Company.

If you wish to have us tender any or all of your Warrants for exchange pursuant to the Offer, please so instruct us by completing, executing, detaching and returning to us the attached Instructions Form. If you authorize us to tender your Warrants, we will tender for exchange all of your Warrants unless you specify otherwise on the attached Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf before the Expiration Date. Please note that the Offer and withdrawal rights will expire at 5:00 p.m., Eastern Time, on ______, 2013, unless the Offer is earlier withdrawn or extended by the Company.

The board of directors of the Company has approved the Offer. However, neither the Company nor any of its management, its board of directors or the information agent or the depositary for the Offer is making any recommendation as to whether holders of Warrants should tender Warrants for exchange in the Offer. The Company has not authorized any person to make any recommendation. You should carefully evaluate all information in the Prospectus/Offer to Exchange and in the Letter of Transmittal, and should consult your own investment and tax advisors. You must decide whether to have your Warrants exchanged and, if so, how many Warrants to have exchanged. In doing so, you should read carefully the information in the Prospectus/Offer to Exchange and in the Letter of Transmittal.

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Instructions Form

Exchange of
Warrants to Acquire Shares of Common Stock
of
SAEXPLORATION HOLDINGS, INC.
for
Shares of Common Stock of SAExploration Holdings, Inc.

The undersigned acknowledges receipt of your letter and the enclosed Prospectus/Offer to Exchange dated ____________, 2013 (the “Prospectus/Offer to Exchange”), and the related Letter of Transmittal (the “Letter of Transmittal”), which together set forth the offer of SAExploration Holdings, Inc. (the “Company”), a Delaware corporation formerly named Trio Merger Corp., to each holder of warrants to purchase common stock, par value $0.0001 per share, of the Company (“Warrants”), to receive one share of common stock of the Company in exchange for every ten Warrants tendered by the holder and exchanged pursuant to the offer (the “Offer”).

The undersigned hereby instructs you to tender for exchange the number of Warrants indicated below or, if no number is indicated, all Warrants you hold for the account of the undersigned, on the terms and subject to the conditions set forth in the Prospectus/Offer to Exchange and in the Letter of Transmittal.

By participating in the Offer, the undersigned acknowledges that: (i) the Offer is made solely only upon the terms and conditions in the Prospectus/Offer to Exchange and in the Letter of Transmittal; (ii) the Offer will be open until _________, 2013, at 5:00 p.m., Eastern Time, unless the Offer is earlier withdrawn or extended by the Company (the period during which the Offer is open, giving effect to any withdrawal or extension, is referred to as the “Offer Period”); (iii) the Offer is established voluntarily by the Company, it is discretionary in nature, and it may be extended, modified, suspended or terminated by the Company as provided in the Prospectus/Offer to Exchange; (iv) the undersigned is voluntarily participating in the Offer and is aware of the conditions of the Offer; (v) the future value of the shares of common stock of the Company is unknown and cannot be predicted with certainty; (vi) the undersigned has received and read the Prospectus/Offer to Exchange and the Letter of Transmittal; and (vii) regardless of any action that the Company takes with respect to any or all income/capital gains tax, social security or insurance, transfer tax or other tax-related items (“Tax Items”) related to the Offer and the disposition of Warrants, the undersigned acknowledges that the ultimate liability for all Tax Items is and remains the responsibility solely of the undersigned. In that regard, the undersigned authorizes the Company to withhold all applicable Tax Items legally payable by the undersigned.

(continued on following page)

Number of Warrants to be exchanged by you for the account of the undersigned: ____________________

*	No fractional shares of common stock of the Company will be issued pursuant to the Offer. In lieu of issuing fractional shares, any holder of Warrants who would otherwise have been entitled to receive fractional shares will, after aggregating all such fractional shares of such holder, be paid cash (without interest) in an amount equal to such fractional part of a share multiplied by the last sale price of a share of the Company’s common stock on the Nasdaq Global Market on the last trading day of the Offer Period.

**	Unless otherwise indicated it will be assumed that all Warrants held by us for your account are to be exchanged.

Signature(s):

Name(s):

(Please Print)

Taxpayer Identification Number:

Address(es):

(Including Zip Code)

Area Code/Phone Number:

Date:

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